Exhibit 99.2

Second Quarter Fiscal 2012 Earnings Call February 22, 2012 1

Forward-Looking Statements and Use of Non-GAAP Financial Measures•This presentation contains forward-looking statements, including statements regarding our multi-year plan, future sales, expenses, margins, profitability, merchandising and marketing initiatives, the future impact of the warranty revenue recognition change and industry growth forecasts. Forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the results expressed in the forward-looking statements. These factors include, but are not limited to: if the general economy continues to perform poorly, discretionary spending on goods that are, or are perceived to be, “luxuries” may decrease; the concentration of a substantial portion of the Company’s sales in three, relatively brief selling seasons means that the Company’s performance is more susceptible to disruptions; most of the Company’s sales are of products that include diamonds, precious metals and other commodities, and fluctuations in the availability and pricing of commodities could impact the Company’s ability to obtain and produce products at favorable prices; the Company’s sales are dependent upon mall traffic; the Company operates in a highly competitive industry; the financing market remains difficult, and if we are unable to meet the financial commitments in our current financing arrangements it will be difficult to replace or restructure these arrangements; and changes in regulatory requirements may increase the cost or adversely affect the Company’s operations and its ability to provide consumer credit and write credit insurance. For other factors, see the Company's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2011. The Company disclaims any obligation to update or revise publicly or otherwise any forward-looking statements to reflect subsequent events, new information or future circumstances, except as required by law. •This presentation contains certain non-GAAP measures as defined by SEC rules. One of these non-GAAP measures is EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization. A second non-GAAP measure is adjusted EBITDA, which is further adjusted to exclude charges related to store closures. We use these measurements as part of our evaluation of the performance of the Company. In addition, we believe these measures provide useful information to investors. Please refer to the appendix at the back of this presentation for a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures. 2

–Five consecutive quarters of positive comps –Follows a 7.9% rise in the same quarter last year •Solid performance driven by: –Improved core inventory and launch of new branded merchandise –Expanded market reach…alternative credit program in U.S. –New marketing campaign –Integrated online and traditional store infrastructure –Strong execution by our customer-facing teams •Continued investment to support the turnaround of the business 3 (1) Comparable Store Sales exclude revenue recognized from warranties. The sales results of new stores are included beginning with the thirteenth full month of operations, and the sales results of closed stores are excluded from the calculation

Q2 FY12 – Review of Holiday Season…Best Category Performers •Wedding Summaries –Bridal –Solitaires –Bands –Solitaire jewelry…earrings and pendants •Beads –Persona and Chamilia •Colored Diamonds 4

Q2 FY12 – Marketing Campaign •Balanced traditional and online media •Focused on effectiveness and efficiency of campaign throughout all communication channels •Continued to build emotional affinity of The Diamond Store •Investment in production of new television ad campaign… will leverage in future •Investment for launch of new branded merchandise 5

6 Continued Progress on Omni-Channel Business Model •Customers are rapidly changing the way they shop •Our integrated approach gives customers greater flexibility Traditional Stores •Most customers complete shopping experience in the store •In-Store online ordering •Ship-to-Store pickup Mobile •eCommerce platform optimized for mobile •Customers can interact with our brand wherever they choose •27% of online traffic was through mobile devices •Forrester forecasts 39% CAGR through 2016 Social Media •Over 530,000 Facebook fans •600,000 viewers of Holiday ad montage on YouTube eCommerce Stores •Most customers initiate shopping experience online •2Q FY12 sales up 19%; up 49% over last two years •Ship-to-Store rapidly growing Customer

Experienced Board and Management Team •New Board Members –Beth Pritchard…retail industry veteran –Josh Olshansky, Managing Director, Golden Gate Capital…broad finance, retail and board experience –Neale Attenborough, Operating Partner, Golden Gate Capital…broad retail and operating experience •Executive Management Team –Ken Brumfield appointed Senior Vice President, Financial Products –Experienced executive team with extensive jewelry, retail and turnaround expertise 7

Valentine’s Day Selling Period •February month-to-date Comparable Store Sales up approximately 8% 8

Q2 FY12 Financial •Revenues increased $37 million, or 6.0%, to $664 million –Comparable store sales up 5.8% •Gross margin increased $20 million to $336 million, up 20 bps to 50.5% •SG&A expense of $282 million, or 42.5% of revenues, up $24 million compared to $258 million, or 41.2% of revenues, in Q2 FY11 –Primarily driven by the holiday advertising campaign, including marketing for the launch of proprietary products •Operating margin $43 million, or 6.5% of revenues, compared to $44 million, or 7.0% of revenues, in prior year period •Earnings from continuing operations of $29 million, or $0.78 per share compared to $28 million, or $0.74 per share, in Q2 FY11 •Warranty revenue recognition change: –Increased revenue by $12.6 million –Increased diluted net earnings from continuing operations by $0.32 per share 9

10 Drivers of Improvement in Diluted EPS from Continuing Operations - 2Q FY11 to 2Q FY12 $0.04 Improvement 2Q FY11Gross ProfitImprovementOtherImprovementWarranty Revenue Recognition Change Increase in Marketing andOther SG&A2Q FY12$0.74 $0.78 $0.32 ($0.54$0.08 $0.18

Q2 FY12 Comparable Store Sales Detail •Total Company up 5.8% –At constant exchange rates up 6.1% •U.S. Fine Jewelry brands up 8.9% •Canadian Fine Jewelry brands up 0.7% –At constant exchange rates up 2.3% •Kiosk Jewelry down 3.0% 11

Q2 FY12 Inventory and Liquidity •Inventory stood at $815 million compared to $777 million at January 31, 2011 •Current net revolver availability, adjusted for minimum liquidity requirement, at $108 million 12

YTD FY12 Financial Highlights •Revenues increased $61 million, or 6.4%, to $1,015 million –Comparable store sales up 5.8% •Gross margin increased $43 million to $523 million, up 120 bps to 51.6% •Loss from continuing operations of $3 million, or $0.09 per share compared to $69 million, or $2.16 per share, in the same period last year 13

14 Drivers of Improvement in Diluted EPS from Continuing Operations - YTD FY11 to YTD FY12 $0.64 Improvement YTD FY11Q1 FY11 CostsRelated toTerm LoanAmendmentYTD FY11Adjusted forTerm LoanAmendment CostsGross MarginImprovement Other Improvement Warranty Revenue Recognition Change Increase in Marketing andOther SG&AYTD FY12 ($2.16) ($0.09) $0.20 ($0.78) $0.67 $0.55 $1.43 ($0.73)

Second Half FY12 •Revenue growth –Continue to drive positive quarterly comps and revenue growth –Shift in timing (from 3Q to 4Q) due to late Mother’s Day •Improve margins –Maintain gross margin >50%...focus on maximizing gross profit dollars Closely monitor commodity costs / pricing –We expect SG&A as a percent of revenue in the 2H FY12 at or below 2H FY11 percent of revenue levelSource: Millward Brown consumer attitude tracking study (January 22, 201115

Appendix 16

17 Store Count by Brand

-$123 -$118 -$97 -$90 -$55 -$42 -$3 $14 $14 $32 $31 -$140-$120-$100-$80-$60-$20$0$20$40Q4 FY09Q1 FY10Q2FY10Q3 FY10Q4 FY10Q1 FY11Q2 FY11Q3 FY11Q4 FY11Q1 FY12Q2 FY12(2) Trailing Twelve Months Adjusted EBITDA (1) ($ in Millions) (1)Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude charges related to store closures. Please refer to the appendix at the back of this presentation for a reconciliation of this non-GAAP measure to the most comparable GAAP financial measure. 18 (2 (2) Includes $6.3 million in Q1 FY12 and $12.6 million in Q2 FY12 related to change in warranty revenue accounting. (In Millions of USD) 18

Reconciliation of Trailing Twelve Months Loss from Continuing Operations to Adjusted EBITDA ($ in Millions) 19